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                                                                   Exhibit 10.36


              NONCOMPETITION AND PROPRIETARY INFORMATION AGREEMENT

THIS NONCOMPETITION AND PROPRIETARY INFORMATION AGREEMENT ("Noncompetition Agreement") is entered into as of March ___, 1998, by and between __________________________________, who resides at _____________________________
____________________ ("Employee") and DIDAX INC., a Delaware business corporation with its principal place of business at 4501 Daly Drive, Suite 103, Chantilly, VA 20151 ("DIDAX"), each a "party" and collectively the "parties." This Noncompetition Agreement is entered into in connection with the Employment Agreement executed by these same parties concurrently herewith. In consideration for and as an essential condition of the employment and continuing employment of Employee by DIDAX, Employee and DIDAX hereby agree as follows:

1. Noncompetition Covenant. Except with the prior written consent of the Board of Directors of DIDAX (the "Board"), for a period of twelve (12) months after he ceases to be employed by DIDAX (the "Termination Date"), Employee shall not, alone, or as a member, employee or agent of any partnership, or as an officer, agent, employee, director, stockholder, or investor of any other corporation, directly or indirectly: (1.1) own, manage, operate, join, control or participate in the ownership, management, operation, or control of, (1.2) become employed by, consult or advise, or (1.3) be connected in any manner with any business or activity which is competitive with the business of, or attempts to solicit business or customers from, DIDAX as conducted on the Termination Date.

2. Information Disclosed Remains Property of DIDAX. All ideas, concepts, information, and written material disclosed by DIDAX to Employee, or acquired from a customer or prospective customer of DIDAX, are and shall remain, during employment with DIDAX and subsequent to the Termination Date, the sole and exclusive property and proprietary information of DIDAX or such customers, and are disclosed in confidence by DIDAX or permitted to be acquired from such customers in reliance on Employee's agreement to maintain them in confidence and not to use or disclose them to any other person except in furtherance of DIDAX's business.

3. Confidential Information. Employee agrees to hold as DIDAX's property all trade secrets, processes, proprietary information, know-how, memoranda, books, papers, letters, customer lists, processes, computer software, records, financial information, policy and procedure manuals, training and recruiting procedures, and other data, and all copies thereof and therefrom, in any way relating to DIDAX's business and affairs, whether made by him or otherwise coming into his possession ("Confidential Information") and on termination of his employment, or demand of DIDAX at any time, to deliver to DIDAX all tangible copies of Confidential Information. Employee recognizes and acknowledges that DIDAX's Confidential Information are valuable, special, and unique assets of DIDAX's business, access to and knowledge of which are essential to the performance of the Employee's duties under the Employment Agreement with DIDAX. Employee will not, during or after the term of his employment by DIDAX, in whole or in part, disclose such Confidential Information to any person or entity for any reason or purpose whatsoever, nor shall Employee make use of any such Confidential Information for his own purposes or for the benefit of any person or entity (except DIDAX) under any circumstances during or after the term of his employment, provided that after the term of his employment these restrictions shall not apply to such Confidential Information that are then in the public domain (provided that Employee was not directly responsible for such Confidential Information entering the public domain without DIDAX's consent). Employee shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, Employee shall provide DIDAX with prompt notice of such requirement, prior to making any disclosure, so that DIDAX may seek an appropriate protective order. Employee shall use his best efforts to cause all persons or entities to whom any Confidential Information shall be disclosed by him hereunder to observe the terms and conditions set forth herein as through each such person or entity were bound hereby. Employee further agrees that during the term of his employment


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with DIDAX, he will not use or disclose to other employees of DIDAX confidential information belonging to his former employers.

4. Ownership of Intellectual Property. Any and all inventions, discoveries, improvements, processes, apparatus, methods, designs, records, files, drawings, documents, equipment, or other scientific, literary or artistic creations (collectively "Creations") that Employee has invented, discovered, conceived, originated, or made, or may invent, discover, conceive, originate, or make, by himself or in conjunction with any other person or entity, during the period of his employment by DIDAX in any way, directly or indirectly, connected with DIDAX's business shall be the sole and exclusive property of DIDAX. Employee agrees that all copyrightable works created by Employee or under DIDAX's direction in connection with DIDAX's business are "works made for hire" and shall be the sole and complete property of DIDAX, and that any and all copyrights to such works belong to DIDAX. To the extent such works are not deemed to be "works made for hire," Employee hereby assigns all proprietary rights, including copyright, in these works to DIDAX without further compensation. Employee agrees to disclose to DIDAX every patent application, notice of copyright, or other action taken by Employee or any assignee or affiliate to protect intellectual property during the twelve (12) months following termination of Employee's employment with DIDAX, for whatever reason, so that DIDAX may determine whether to assert a claim under this section or any other provisions of this Noncompetition Agreement or the related Employment Agreement.

5. Severability; No Waiver. Should any provision or clause of this Noncompetition Agreement be held to be void, invalid, or unenforceable, the remaining provisions of this Noncompetition Agreement shall not be affected and shall continue in effect and the invalid provision shall be deemed modified to the least degree necessary to remedy such invalidity. If any tribunal of competent jurisdiction construes any provision or clause of this Noncompetition Agreement, or any portion thereof, to be illegal, void, or unenforceable because of the duration of such provision or the area or matter covered thereby, such tribunal shall reduce the duration, area, or matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced. The failure of either party to partially or fully exercise any right or the waiver by either party of any breach, shall not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same or any other term of this Noncompetition Agreement.

6. Assignment. This Noncompetition Agreement and the rights and obligations of the parties shall bind and inure to the benefit of each of the parties hereto and shall also bind and inure to the benefit of any successor or successors of DIDAX, but, except as to any such successor of DIDAX, neither this Noncompetition Agreement nor any rights or benefits hereunder may be assigned by either party without the prior written consent of the other party.

7. Notice. Any notice required or permitted to be given hereunder shall be effective when received and shall be sufficient if in writing and if personally delivered or sent by prepaid express delivery service, to the party to receive such notice at its address set forth at the beginning of this Noncompetition Agreement or at such other address as a party may be notice specify to the other.

8. No Conflicting Obligations. Each party represents and warrants that it is under no obligation or restriction, nor will it assume any such obligation or restriction, that does or would in any way violate, interfere, or conflict with the performance to be rendered under this Noncompetition Agreement.

9. Agreement Read, Understood, and Fair. Employee has carefully read and considered all provisions of this Noncompetition Agreement and agrees that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the Interests of DIDAX.


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IN WITNESS WHEREOF, the parties hereto have duly executed this Noncompetition
Agreement as of the date first written above.


                                            DIDAX INC.



------------------------                    -----------------------
                                            Mr. James G. Buick
("Employee")                                Chairman of the Board



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